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                                                                       EXHIBIT 3


                                                [Restated electronically for SEC
                                                      filing purposes only]


                          AMENDED AND RESTATED CHARTER
                                       OF
                              DYERSBURG CORPORATION

         Pursuant to the provisions of Section 48-20-107 of the Tennessee Business Corporation Act, Dyersburg Corporation hereby adopts the following Amended and Restated Charter:

                  1. The name of the corporation is Dyersburg Corporation.

                  2. The duration of the corporation is perpetual.

                  3. The street address, zip code, and county of the registered office and the registered agent of the corporation in the State of Tennessee shall be:

                                    The Prentice-Hall Corporation System, Inc.
                                    Maclellan Building, 3rd Floor
                                    722 Chestnut Street
                                    Chattanooga, Tennessee 37402
                                    Hamilton County

                  4. The street address and zip code of the principal office of the corporation in the State of Tennessee shall be:

                                    Dyersburg Corporation
                                    1315 East Phillips Street
                                    Dyersburg, Tennessee 38024
                                    Dyer County

                  5. The corporation is for profit.

                  6. The purposes for which the corporation is organized are to do any and all things and to exercise any and all powers, rights, and privileges which a corporation may now or hereafter be organized to do, or to exercise, under the Tennessee Business Corporation Act, as amended.



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                  7. The maximum number of shares of stock the corporation is authorized to issue is:

                     (a) Forty million (40,000,000) shares of common stock, $.01 par value per share.

                     (b) Five million (5,000,000) shares of preferred stock
                  without par value. Shares of preferred stock may be issued from time to time in one or more classes or series, each such class or series to be so designated as to distinguish the shares thereof from the shares of all other classes and series. The Board of Directors is hereby vested with the authority to divide preferred stock into classes or series and to fix and determine the relative rights, preferences, qualifications, and limitations of the shares of any class or series so established.

                  Pursuant to the authority vested in the Board of Directors in accordance with the provisions of this Article 7 of the Charter, the Board of Directors does hereby create, authorize and provide for the issuance of the Series A Junior Preferred Stock out of the class of 5,000,000 shares of preferred stock, no par value per share (the "Preferred Stock"), having the voting powers, designation, relative, participating, optional and other special rights, preferences, and qualifications, limitations and restrictions thereof that are set forth as follows:

                     Section 1. Designation and Amount. The shares of such
                  series shall be designated as Series A Junior Preferred Stock ("Series A Preferred Stock") and the number of shares constituting such series shall be 200,000. Such number of shares may be adjusted by appropriate action of the Board of Directors.

                     Section 2. Dividends and Distributions. Subject to the
                  prior and superior rights of the holders of any shares of any other series of Preferred Stock or any other shares of Preferred Stock of the corporation ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, each holder of one one-hundredth (1/100) of a share (a "Unit") of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, dividends at the same rate as dividends are paid with respect to the Common Stock. In the event that the corporation shall at any time after May 27, 1999 (the "Rights Dividend Declaration Date")
                  (i) declare or pay any dividend on outstanding shares of Common Stock payable in shares of Common Stock, or (ii) subdivide outstanding shares of Common Stock or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount to which the holder of a Unit of Series A Preferred Stock was entitled immediately prior to such event pursuant to the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be



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                  the number of shares of Common Stock that were outstanding immediately prior to such event.

                     Section 3. Voting Rights. The holders of Units of Series A
                  Preferred Stock shall have the following voting rights.

                     (A) Subject to the provision for adjustment hereinafter set forth, each Unit of Series A Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the shareholders of the corporation. In the event the corporation shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the number of votes per Unit to which holders of Units of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

                     (B) Except as otherwise provided herein or by law, the
                  holders of Units of Series A Preferred stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the corporation.

                     (C) Except as set forth herein or required by law, holders of Units of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of shares of Common Stock as set forth herein) for the taking of any corporate action.

                     Section 4. Reacquired Shares. Any Units of Series A
                  Preferred Stock purchased or otherwise acquired by the corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such Units shall, upon their cancellation, become authorized but unissued Units of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

                     Section 5. Liquidation. Upon any liquidation, dissolution
                  or winding up of the corporation, whether voluntary or involuntary, the holders of Units of Series A Preferred Stock shall be entitled to share in any assets remaining ratably with the holders of the Common Stock. In the event the corporation shall at any time after the Rights Dividend Declaration Date (i) increase by way of stock split or similar transaction the number of outstanding shares of Common Stock,
                  (ii) subdivide the outstanding shares of Common Stock, or
                  (iii)


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                  combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the aggregate amount to which holders of Units of Series A Preferred Stock were entitled prior to such event shall be adjusted by multiplying such amount by a fraction, the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

                     Section 6. Share Exchange, Merger, Etc. In case the
                  corporation shall enter into any share exchange, merger, combination or other transaction in which the shares of Common Stock are exchanged for or converted into other stock or securities, cash and/or any other property, then in any such case Units of Series A Preferred Stock shall at the same time be similarly exchanged for or converted into an amount per Unit (subject to the provision for adjustment hereinafter set forth) equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted or exchanged. In the event the corporation shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, or (ii) subdivide outstanding shares of Common Stock, or (iii) combine outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the immediately preceding sentence with respect to the exchange or conversion of Units of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

                     Section 7. Redemption. The Units of Series A Preferred
                  Stock shall not be redeemable at the option of the corporation or any holder thereof. Notwithstanding the foregoing sentence of this Section, the corporation may acquire Units of Series A Preferred Stock in any other manner permitted by law and the Charter or Bylaws of the corporation.

                     Section 8. Ranking. The Units of Series A Preferred Stock
                  shall rank junior to all other series of the Preferred Stock and to any other class of preferred stock that hereafter may be issued by the corporation as to the payment of dividends and the distribution of assets, unless the terms of any such series or class shall provide otherwise.

                     Section 9. Amendment. The Charter, including without
                  limitation the provisions hereof, shall not hereafter be amended, either directly or indirectly, or through merger or share exchange with another corporation, in any manner that would alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect the holders thereof adversely without the


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                  affirmative vote of the holders of a majority or more of the outstanding Units of Series A Preferred Stock, voting separately as a class.

                     Section 10. Fractional Shares. The Series A Preferred Stock
                  may be issued in Units or other fractions of a share, which Units or fractions shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

                  8. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, a Board of Directors consisting of not less than three nor more than twelve directors, the exact number of directors to be determined in the manner provided in the Bylaws of the corporation. The directors shall be divided into three classes, designated Class I, Class II, and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 1993 annual meeting of shareholders; the term of the initial Class II directors shall terminate on the date of the 1994 annual meeting of shareholders; and the term of the initial Class III directors shall terminate on the date of the 1995 annual meeting of shareholders. At each succeeding annual meeting of shareholders beginning in 1993, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification, or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors shall be filled only by a majority of the Board of Directors then in office, and any other vacancy occurring in the Board of Directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

                  Any director may be removed from office but only for cause and only by (a) the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote for the election of directors, considered for this purpose as one class, unless a vote of a specific voting group is otherwise required by law, or (b) the affirmative vote of a majority of the entire Board of Directors then in office.

                  Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies, and other features of such directorships shall be governed by the terms of this Charter applicable thereto, and such



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         directors so elected shall not be divided into classes pursuant to this
         Article 8 unless expressly provided by such terms. In the event of a vacancy among the directors so elected by the holders of preferred stock, the remaining directors elected by the holders of preferred stock may fill the vacancy.

                  Notwithstanding any other provisions of this Charter, the affirmative vote of holders of three-quarters of the voting power of the shares entitled to vote at an election of directors shall be required to amend, alter, change, or repeal, or to adopt any provision as part of this Charter or as part of the corporation's Bylaws inconsistent with the purpose and intent of, this Article 8.

                  9. To the fullest extent permitted by the Tennessee Business Corporation Act as the same is in effect on the date hereof or as may hereafter be amended from time to time, a director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. If the Tennessee Business Corporation Act or any successor statute is amended after adoption of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Tennessee Business Corporation Act, as so amended from time to time, or such successor statute. Any repeal or modification of this Article 9 by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification or with respect to events occurring prior to such time.

                  10. The Bylaws of this corporation may be amended, altered, modified, or repealed by resolution adopted by the Board of Directors, subject to any provisions of law then applicable.

                  11. The corporation shall indemnify every person who is or was a party or is or was threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was a director or officer or is or was serving at the request of the corporation as a director, officer, employee, agent, or trustee of another corporation or of a partnership, joint venture, trust, employee benefit plan, or other enterprise, including service on a committee formed for any purpose (and, in each case, his or her heirs, executors, and administrators), against all-expense, liability, and loss (including counsel fees, judgments, fines, ERISA excise taxes, penalties, and amounts paid in settlement) actually and reasonably incurred or suffered in connection with such action, suit, or proceeding, to the fullest extent permitted by applicable law, as in effect on the date hereof and as hereafter amended. Such indemnification may include advancement of expenses in advance of final disposition of such action, suit, or proceeding, subject to the provision of any applicable statute.

                  The indemnification and advancement of expenses provisions of this Article 11 shall not be exclusive of any other right which any person (and his or her heirs, executors,


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         and administrators) may have or hereafter acquire under any statute, this Charter, the corporation's Bylaws, resolution adopted by the shareholders, resolution adopted by the Board of Directors, agreement or insurance, purchased by the corporation or otherwise, both as to action in his or her official capacity and as to action in another capacity. The corporation is hereby authorized to provide for indemnification and advancement of expenses through its Bylaws, resolution of shareholders, resolution of the Board of Directors, or agreement, in addition to that provided by this Charter.

                  12. In taking or not taking any action in response to an Acquisition Proposal (as defined below), the Board of Directors of the corporation may consider the social and economic effects of consummation of the Acquisition Proposal on the employees, customers, suppliers, and other constituents of the corporation and its subsidiaries and on the communities in which the corporation and its subsidiaries operate or are located and the desirability of maintaining the corporation's independence from other entities. For purposes of this Article 12, "Acquisition Proposal" means an offer of any person or entity (other than the corporation) to (a) make a tender or exchange offer for any equity security of the corporation or any other security of the corporation convertible into an equity security, (b) merge or consolidate the corporation with another person or entity, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the corporation and its subsidiaries.

                  13. The corporation shall hold a special meeting of shareholders only in the event (a) of a call of the Board of Directors of the corporation or the officers authorized to do so by the Bylaws of the corporation, or (b) the holders of at least fifteen percent of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date, and deliver to the corporation's secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.




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